SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2004

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On December 3, 2004, I-many, Inc., a Delaware corporation (“I-many”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Selectica, Inc., a Delaware corporation (“Selectica”), and Indigo Merger Corporation, a Delaware corporation and wholly-owned subsidiary of Selectica (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge (the “Merger”) with and into I-many, and the separate corporate existence of Merger Sub will thereupon cease, and I-many will be the surviving corporation of the Merger and a wholly-owned subsidiary of Selectica. In the Merger, stockholders of I-many will receive $1.55 in cash per share of I-many common stock. The closing of the Merger is subject to a number of conditions, including the approval by the stockholders of I-many, governmental regulatory review, and certain other customary conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference thereto, which is included as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

Additional Information about the Acquisition

This Form 8-K is being filed pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, and is not intended to be a proxy solicitation.

I-many will file a proxy statement and other documents with the Securities and Exchange Commission regarding the Merger, and other matters. A definitive proxy statement will be sent to I-many’s stockholders, seeking their approval of the Merger and the Merger Agreement. You should read the proxy because it includes important information about the Merger. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by I-many with the SEC, for free, at the SEC’s website, www.sec.gov. Copies of the proxy statement and other documents filed by I-many with the SEC may also be obtained, for free, by directing your request to Kevin Harris, I-many, Inc., 732-452-1515, kharris@I-many.com.

Participants in the Acquisition

I-many and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of I-many stockholders. These individuals may have an interest in the Merger, including as a result of holding options or shares of I-many common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

ITEM 9.01(c) EXHIBITS

2.1 Agreement and Plan of Merger, dated December 3, 2004, among I-many, Inc., Selectica, Inc. and Indigo Merger Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: December 8, 2004